Exhibit 99.2

COMBINED FINANCIAL STATEMENTS

Byrne Medical, Inc.

Year Ended December 31, 2010

With Report of Independent Auditors

Ernst & Young LLP

Byrne Medical, Inc.

Combined Financial Statements

December 31, 2010

Contents

Report of Independent Auditors	1

Combined Financial Statements

Combined Balance Sheet	2
Combined Statement of Operations	3
Combined Statement of Stockholders’ Equity	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	6

Ernst & Young LLP
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1401 McKinney Street, Suite 1200
Houston, Texas 77010-4035
Tel: +1 713 750 1500
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Report of Independent Auditors

Board of Directors of

Byrne Medical, Inc.

We have audited the accompanying combined balance sheet of Byrne Medical, Inc. (the Company) as of December 31, 2010, and the related combined statement of operations and statements of stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Byrne Medical, Inc. at December 31, 2010, and the combined results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

July 27, 2011

Byrne Medical, Inc.

Combined Balance Sheet

December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$4,909,501
Accounts receivable	3,879,355
Inventories, net	3,484,629
Prepaid expenses and other	147,820
Total current assets	12,421,305

Property and equipment, at cost:
Property and equipment	5,519,370
Accumulated depreciation	(1,743,049)
Total property and equipment, net	3,776,321

Other assets	20,525
Total assets	$16,218,151

Liabilities
Current liabilities:
Accounts payable	$433,868
Accrued expenses	3,186,258
Current portion of capital lease obligations	24,389
Shareholder distributions payable	665,822
Notes payable to shareholder	115,527
Shareholder payable	12,823
Total current liabilities	4,438,687

Commitments and contingencies	—

Shareholders’ equity
Common stock	109,000
Notes receivable for stock purchase	(1,560,000)
Treasury stock, at cost	—
Retained earnings	13,230,464
Total shareholders’ equity	11,779,464
Total liabilities and shareholders’ equity	$16,218,151

See accompanying notes.

Byrne Medical, Inc.

Combined Statement of Operations

Year Ended December 31, 2010

Net sales	$34,292,589

Cost of goods sold	(12,301,338)

Gross profit	21,991,251

Selling, general and administrative expenses	14,546,276
Research and development expenses	577,827
Total operating expenses	15,124,103

Operating income	6,867,148

Other income (expense):
Interest income	28,299
Interest expense	(17,717)
Other	20,413
Total	30,995
Net income	$6,898,143

See accompanying notes.

Byrne Medical, Inc.

Combined Statement of Shareholders’ Equity

Year Ended December 31, 2010

							Note
	Common Shares			Common	Treasury	Treasury	Receivable	Retained	Total
	IC DISC	Voting	Non-Voting	Shares $	Shares	Shares $	Shareholder	Earnings	Equity
Beginning balance — January 1, 2010	3,000	94,000	—	$109,000	6,000	$(1,560,000)	$—	$8,518,348	$7,067,348
Purchase of treasury shares by majority shareholder	—	6,000	—	—	(6,000)	1,560,000	(1,560,000)	—	—
Non-voting stock split	—	—	900,000	—	—	—	—	—	—
Shareholder distributions	—	—	—	—	—	—	—	(2,186,027)	(2,186,027)
Net income	—	—	—	—	—	—	—	6,898,143	6,898,143
Ending balance — December 31, 2010	3,000	100,000	900,000	$109,000	—	$—	$(1,560,000)	$13,230,464	$11,779,464

See accompanying notes.

Byrne Medical, Inc.

Combined Statement of Cash Flows

Year Ended December 31, 2010

Operating activities
Net income	$6,898,143
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation and amortization	766,944
Changes in operating assets and liabilities:
Accounts receivable, net	(1,296,364)
Inventory	(1,134,927)
Prepaids and other current assets	53,557
Accounts payable	29,739
Shareholder payable	(2,251)
Accrued liabilities	1,313,009
Net cash provided by operating activities	6,627,850

Investing activities
Capital expenditures	(2,447,462)
Net cash used in investing activities	(2,447,462)

Financing activities
Principal payments on capital lease obligations	(49,520)
Principal payments on notes payable to shareholders	(440,897)
Distributions to shareholders	(2,234,627)
Net cash used in financing activities	(2,725,044)

Change in cash and cash equivalents	1,455,344
Cash and cash equivalents, beginning of year	3,454,157
Cash and cash equivalents, end of year	$4,909,501

Supplemental disclosure of noncash investing and financing activities
Treasury stock purchased by issuance of note receivable from majority shareholder	$1,560,000
Accrued distributions to shareholders	48,600

See accompanying notes.

Byrne Medical, Inc.

Notes to Combined Financial Statements

December 31, 2010

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Byrne Medical, Inc. (the Company) earns revenues predominantly from the sale of medical devices produced by the Company. Products are sold primarily to hospitals and distributors in the United States, Canada, and Europe. The Company was incorporated under the laws of the State of Texas on April 4, 1997 and is headquartered in Conroe, Texas.

Principles of Combination

The combined financial statements include the accounts of the Company, its wholly owned subsidiary, Per-Form Tool & Mold, LLC, which was acquired in 2009, and Byrne Medical IC-DISC (IC-DISC). All significant intercompany accounts and transactions have been eliminated in combination. The Company has evaluated subsequent events through July 27, 2011, the date the financial statements were available to be issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents and had none at December 31, 2010. The Company had no cash or cash equivalents in foreign banks at December 31, 2010. The Company evaluates the financial strength of institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising cost expensed during 2010 was $86,918.

Byrne Medical, Inc.

Notes to Combined Financial Statements (continued)

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, as necessary, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. There was no allowance required at December 31, 2010. The Company extends unsecured credit to its customers. Accounts receivable are ordinarily due 30 days after the issuance of the invoice, and accounts past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventory

Inventories consist primarily of materials and finished goods. Inventories are stated at the lower of cost or market. Costs are determined using the first-in, first-out (FIFO) method. The Company routinely assesses its on-hand inventory for timely identification and measurement of obsolete, slow-moving or otherwise impaired inventory. Inventories are shown net of reserves of $47,000 at December 31, 2010.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful lives. Equipment under capital leases is amortized over the shorter of the expected useful lives of the assets or the related lease terms and such amortization is included with depreciation expense.

Maintenance and repairs are charged directly to expense as incurred. Significant additions and improvements to property and equipment are capitalized.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future

Byrne Medical, Inc.

Notes to Combined Financial Statements (continued)

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Income Taxes

The Company is an S Corporation for U.S. federal income tax purposes. Accordingly, the income of the Company is taxed at the individual shareholder level.

The Financial Accounting Standards Board (“FASB”) issued guidance on Accounting for Uncertainty in Income Taxes. The guidance clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Accounting Standards Codification (“ASC”) 740, Accounting for Income Taxes”. This Interpretation defines the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The Company has no uncertain tax liabilities recorded as of December 31, 2010.

The corporation determined that it was necessary to obtain a waiver of the inadvertent termination of its S election from the Internal Revenue Service, pursuant to the provisions of Section 1362(f). The terminating event occurred in 2003. The corporation believes that its request for waiver should be granted; accordingly, the financial statements are presented on the basis of the corporation maintaining its status as an S corporation.

Revenue Recognition

Revenue from sales of the Company’s products is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed and determinable and collectability is probable. Generally, these criteria are met at the time the product is shipped. If the criteria for revenue recognition are not met at the time of shipment, the revenue is deferred until all criteria are met.

Byrne Medical, Inc.

Notes to Combined Financial Statements (continued)

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Shipping and Handling Costs

The Company invoices its customers for shipping and handling costs and net sales reflect approximately $948,000 in such costs. Combined inbound/outbound shipping costs paid by the Company are included in cost of goods sold and totaled approximately $889,000 in the year ended December 31, 2010.

Research and Development

Research and development expenses consist of direct costs and indirect overhead costs, including facilities costs, salaries, related benefit costs and material and supply costs. Such amounts are expensed as incurred.

Recent Accounting Pronouncements

In October 2009, the FASB updated its revenue recognition guidance, amending the criteria for separating consideration in multiple-deliverable arrangements. The amendments establish a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third—party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. The amendments will eliminate the residual method of allocation and require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. The relative selling price method allocates any discount in the arrangement proportionally to each deliverable on the basis of each deliverable’s selling price. This update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. We do not anticipate the adoption of this update to have a material impact on our combined financial statements.

In April 2010, the FASB updated its revenue recognition guidance related to the milestone method of revenue recognition. This update provided guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. The update is effective for fiscal years beginning on

Byrne Medical, Inc.

Notes to Combined Financial Statements (continued)

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

or after June 15, 2010 and is effective on a prospective basis for milestones achieved after the adoption date. We do not anticipate the adoption of this update to have a material impact on our consolidated financial statements.

2. Inventories

Inventories at December 31, 2010 consist of the following:

2010

Manufacturing inventories:
Raw materials	$1,718,372
Work-in-process	347,957
Finished units	1,465,516
3,531,845

Less allowance for inventory obsolescence	(47,216)
Inventories, net	$3,484,629

3. Property and equipment

Property and equipment at December 31, 2010 consists of:

	Useful Lives	2010

Computers and software	5 years	$411,072
Furniture and equipment	7 years	552,646
Vehicles	5 years	218,152
Buildings	39 years	76,120
Leasehold improvements	Remaining life of the lease	422,999
Tooling	5 years	990,144
Construction in progress		408,475
Machinery and Equipment	5 years	2,439,762
		5,519,370
Less accumulated depreciation		(1,743,049)
Net property and equipment		$3,776,321

Byrne Medical, Inc.

Notes to Combined Financial Statements (continued)

4. Accrued Expenses

Accrued payroll	$279,740
Accrued commissions	797,387
Accrued taxes	1,363,673
Accrued expenses, other	745,458
$3,186,258

5. Line of Credit

In June 2010, the Company entered into a $1.0 million revolving line of credit (Revolver) with a bank. The borrowings under the Revolver are secured by substantially all of the assets of the Company. Borrowings under the revolver bear interest at the Wall Street Journal Prime Lending Rate plus 1.75% (5.0% at December 31, 2010). At December 31, 2010, the Company had $-0-outstanding under the Revolver.

6. Commitments and Contingencies

Capital Leases

The Company is party to several capital leases for manufacturing equipment at an interest rate of 8.47% . The Company is required to make monthly payments of $2,604 through November 2011. Assets capitalized under capital leases totaled $122,109 at December 31, 2010. Accumulated amortization for assets capitalized under capital leases, which has been included with accumulated depreciation, totaled $97,687 at December 31, 2010.

Operating Leases

The Company leases production facilities in Conroe, Texas from a related party, and leases office and production facilities in Conroe, Texas and Euclid, Ohio from a third party, under non-cancelable agreements classified as operating leases.

Byrne Medical, Inc.

Notes to Combined Financial Statements (continued)

6. Commitments and Contingencies (continued)

At December 31, 2010, future minimum lease payments under the operating and capital leases are as follows:

	Operating	Capital

2011	$914,295	$28,649
2012	890,942	—
2013	526,084	—
2014	268,186	—
2015	44,626	—
Total minimum lease payments	$2,644,133	28,649
Less: amount representing interest		(4,260)
Present value of minimum lease payments		$24,389

Rent expense on facility operating leases for the year ended December 31, 2010, was $880,614. Of this amount, $612,000 was paid to a related party.

During 2009 the Company signed a lease agreement on its current administrative facility. In 2009, a $17,791 security deposit was paid as security for the lease and is reflected in Current Assets. The agreement commenced when the Company assumed occupancy in January 2010 and continues for a period of 62 months with no early termination clause and one four or five-year renewal available. The Company paid for leasehold improvements and recorded a deferred rent that it is amortizing on a straight-line basis over the term of the lease in lieu of rent payments for the first six months. Beginning the seventh month, minimum monthly basic rent for the lease period averages $22,070 per month, after taking into consideration annual escalations, and totals $1,235,938 for the lease term.

From time to time we are a party to legal proceedings arising in the ordinary course of business. The Company does not believe that any of these proceedings arising in the ordinary course of business, either alone or in the aggregate, will have a material adverse effect on the Company’s results of operations, cash flows or financial condition. Although management does not expect that the outcome in these proceedings will have a material adverse effect on our financial condition or results of operations, litigation is inherently unpredictable. Therefore, we could incur judgments or enter into settlements of claims that could materially impact our results.

Byrne Medical, Inc.

Notes to Combined Financial Statements (continued)

7. Shareholders’ Equity

On June 29, 2010, the Company affected a 10-for-1 stock split, whereby each stockholder who previously held 1 voting share of the Company’s common stock, then held 1 voting share of common stock and 9 non-voting shares of common stock. The stock split did not affect the percentage ownership of any of the shareholders.

8. Related-Party Transactions

During 2010, a shareholder purchased 6,000 shares of stock held in treasury for $260 per share, in exchange for a note issued to the Company in the amount of $1,560,000. The note is interest-only, at a rate of 1.63% per annum, for a period of 10 years, at which time the full principal balance is due. Interest income associated with this note was $13,271. This note has been recorded as a reduction in shareholders’ equity.

In 2008, the Company purchased 2,500 shares of stock from a shareholder for $260 per share, in exchange for cash and a note of $450,000. The note was interest bearing with an interest rate of 2.38% per annum. At December 31, 2010, the principal owed on the note was $115,527. Interest paid during the year ended December 31, 2010 in connection with the note was $4,702. The note payable is classified as current as it will be paid off in September 2011.

During 2010, the Company paid rent to a shareholder for a production facility. The total rent expense for the year ended December 31, 2010 was $612,000. The Company also leased a vehicle from the shareholder. Total rent expense for the year ended December 31, 2010 was $156,000.

9. Profit Sharing Plan

The Company has established a deferred savings plan for its employees, which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. All employees are eligible to enroll in the plan on July 1st or January 1st following the one year anniversary of their date of employment. The Company matches contributions 100% up to 4% of employee wages. Employees vest immediately in both their and the Company’s contributions. Company contributions to this plan totaled $131,333 in 2010. Additionally, the Company paid administrative expenses for the plan of $1,080 during the year ended December 31, 2010.